EXHIBIT 99.1

Tredegar Corporation

Introduction to Pro Forma Financial Statements (Unaudited)

The accompanying unaudited pro forma financial statements of Tredegar Corporation (“Tredegar”) give effect to the sale of the aluminum extrusions business in Canada (the “Business Sold”) to 6919464 Canada, Inc., as assignee of WXP Holdings, Inc. (the “Purchaser”), an affiliate of H.I.G. Capital (the “Transaction”). A description of the Transaction is provided under Item 2.01 of this Current Report on Form 8-K.

The unaudited pro forma consolidated balance sheet assumes the Transaction occurred on September 30, 2007. Pro forma information is based upon the historical balance sheet data of Tredegar and the Business Sold as of that date. The unaudited pro forma consolidated statements of income give effect to the Transaction for the nine months ended September 30, 2007 and each of the three years in the period ended December 31, 2006, as if the Transaction occurred at the beginning of each period presented. The unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes included in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2007.

Historical results for the Business Sold will be reflected as discontinued operations beginning with Tredegar’s consolidated financial statements for the year ended December 31, 2007.

Tredegar Corporation
Pro Forma Consolidated Balance Sheet
September 30, 2007
(In Thousands)
(Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma

Assets
Current assets:
Cash and cash equivalents	$38,946	$—		$38,946
Accounts and notes receivable, net of allowance for doubtful accounts and sales returns	143,689	(23,126	)(a)	120,563
Income taxes recoverable	4,003	11,140	(b)	15,143
Inventories	64,890	(21,426	)(c)	43,464
Deferred income taxes	7,693	—		7,693
Prepaid expenses and other	3,801	(336	)(c)	3,465

Total current assets	263,022	(33,748)		229,274

Property, plant and equipment, at cost	684,085	(53,346	)(c)	630,739
Less accumulated depreciation	395,405	(38,669	)(c)	356,736

Net property, plant and equipment	288,680	(14,677)		274,003

Other assets and deferred charges	87,556	—		87,556
Goodwill and other intangibles	141,848	(6,459	)(c)	135,389

Total assets	$781,106	$(54,884)		$726,222

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$94,120	$(19,119	)(c)	$75,001
Accrued expenses	39,431	(3,803	)(c)	35,628
Income taxes payable	—	—		—
Current portion of long-term debt	638	—		638

Total current liabilities	134,189	(22,922)		111,267
Long-term debt	43,515	(20,863	)(d)	22,652
Deferred income taxes	78,784	(7,035	)(c)	71,749
Other noncurrent liabilities	17,237	27	(e)	17,264

Total liabilities	273,725	(50,793)		222,932

Shareholders’ equity:
Common stock, no par value	99,021	—		99,021
Common stock held in trust for savings restoration plan	(1,301)	—		(1,301)
Foreign currency translation adjustment	36,736	(15,048	)(c)	21,688
Gain (loss) on derivative financial instruments	(401)	(160	)(c)	(561)
Pension and other postretirement benefit adjustments	(20,289)	2,829	(c)	(17,460)
Retained earnings	393,615	8,288	(f)	401,903

Total shareholders’ equity	507,381	(4,091)		503,290

Total liabilities and shareholders’ equity	$781,106	$(54,884)		$726,222

See accompanying notes to pro forma financial statements.

Tredegar Corporation
Pro Forma Consolidated Statement of Income
For the Nine Months Ended September 30, 2007
(In Thousands, Except Per Share Data)
(Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma

Revenues and other items:
Sales	$836,902	$(122,781	)(g)	$714,121
Other income (expense), net	(1,533)	—		(1,533)

	835,369	(122,781)		712,588

Costs and expenses:
Cost of goods sold	712,236	(122,122	)(g)	590,114
Freight	19,100	(3,644	)(g)	15,456
Selling, general and administrative	52,277	(2,987	)(g)	49,290
Research and development	6,447	—		6,447
Amortization of intangibles	112	—		112
Interest expense	2,009	(954	)(h)	1,055
Asset impairments and costs associated with exit and disposal activities	30,182	(27,611	)(g)	2,571

Total	822,363	(157,318)		665,045

Income (loss) before income taxes	13,006	34,537		47,543
Income taxes	11,114	7,936	(i)	19,050

Net income (loss)	$1,892	$26,601		$28,493

Earnings (loss) per share:
Basic	$.05	$.68		$.73
Diluted	.05	.68		.72

Shares used to compute earnings (loss) per share:
Basic	39,219			39,219
Diluted	39,396			39,396

Dividends per share	$.12			$.12

See accompanying notes to pro forma financial statements.

Tredegar Corporation Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2006
(In Thousands, Except Per Share Data)
(Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Revenues and other items:
Sales	$1,116,525	$(178,965	)(g)	$937,560
Other income (expense), net	1,444	—		1,444

	1,117,969	(178,965)		939,004

Costs and expenses:
Cost of goods sold	944,839	(165,465	)(g)	779,374
Freight	28,096	(5,494	)(g)	22,602
Selling, general and administrative	68,360	(4,253	)(g)	64,107
Research and development	8,088	—		8,088
Amortization of intangibles	149	—		149
Interest expense	5,520	(1,231	)(h)	4,289
Asset impairments and costs associated with exit and disposal activities	4,080	—	(g)	4,080

Total	1,059,132	(176,443)		882,689

Income before income taxes	58,837	(2,522)		56,315
Income taxes	20,636	(411	)(i)	20,225

Net income	$38,201	$(2,111)		$36,090

Earnings per share:
Basic	$.99	$(.05)		$.93
Diluted	.98	(.05)		.93

Shares used to compute earnings per share:
Basic	38,671			38,671
Diluted	38,931			38,931

Dividends per share	$.16			$.16

See accompanying notes to pro forma financial statements.

Tredegar Corporation
Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2005
(In Thousands, Except Per Share Data)
(Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Revenues and other items:
Sales	$956,969	$(148,505	)(g)	$808,464
Other income (expense), net	(544)	(1,667)		(2,211)

	956,425	(150,172)		806,253

Costs and expenses:
Cost of goods sold	810,621	(138,156	)(g)	672,465
Freight	24,691	(4,415	)(g)	20,276
Selling, general and administrative	64,723	(3,692	)(g)	61,031
Research and development	8,982	—		8,982
Amortization of intangibles	299	—		299
Interest expense	4,573	(939	)(h)	3,634
Asset impairments and costs associated with exit and disposal activities	16,334	(552	)(g)	15,782

Total	930,223	(147,754)		782,469

Income before income taxes	26,202	(2,418)		23,784
Income taxes	9,973	(147	)(i)	9,826

Net income	$16,229	$(2,271)		$13,958

Earnings per share:
Basic	$.42	$(.06)		$.36
Diluted	.42	(.06)		.36

Shares used to compute earnings per share:
Basic	38,471			38,471
Diluted	38,597			38,597

Dividends per share	$.16			$.16

See accompanying notes to pro forma financial statements.

Tredegar Corporation Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2004
(In Thousands, Except Per Share Data)
(Unaudited)

	Tredegar Historical	Pro Forma Adjustments		Tredegar Pro Forma
Revenues and other items:
Sales	$861,165	$(151,516	)(g)	$709,649
Other income (expense), net	15,604	—		15,604

	876,769	(151,516)		725,253

Costs and expenses:
Cost of goods sold	717,120	(136,227	)(g)	580,893
Freight	22,398	(4,371	)(g)	18,027
Selling, general and administrative	60,030	(2,785	)(g)	57,245
Research and development	15,265	—		15,265
Amortization of intangibles	330	—		330
Interest expense	3,171	(563	)(h)	2,608
Asset impairments and costs associated with exit and disposal activities	22,973	(10,407	)(g)	12,566

Total	841,287	(154,353)		686,934

Income from continuing operations before income taxes	35,482	2,837		38,319
Income taxes	9,222	1,173	(i)	10,395

Income from continuing operations	$26,260	$1,664		$27,924

Earnings per share from continuing operations:
Basic	$.69	$.04		$.73
Diluted	.68	.04		.73

Shares used to compute earnings per share:
Basic	38,295			38,295
Diluted	38,507			38,507

Dividends per share	$.16			$.16

See accompanying notes to pro forma financial statements.

Tredegar Corporation

Notes to Pro Forma Financial Statements (Unaudited)

(a)

Reflects the removal of accounts receivable for the Business Sold of $23.6 million and the addition of accounts receivable of $489,000 due from an affiliate of the Purchaser for the assumption of gains and losses relating to certain hedging arrangements.

(b)

Reflects the removal of income taxes recoverable for the Business Sold of $288,000 and the addition of income taxes recoverable of $11.4 million relating to a worthless stock deduction for the Business Sold that will be recognized in Tredegar’s 2008 consolidated income tax return, but which is expected to be realized by a reduction of Tredegar’s quarterly estimated income tax payments by the end of the third quarter of 2008.

(c)

Reflects the removal of assets, liabilities and items reflected directly in shareholders’ equity for the Business Sold. See also Notes (a), (b) and (e). Goodwill of $6.5 million relating to the Aluminum Extrusions reporting unit was allocated to the Business Sold on a relative basis using the estimated fair value of the Business Sold (the after-tax cash flow expected from the Transaction) when it was classified as held for sale at the end of December 2007, and the estimated fair value of the U.S. aluminum extrusions business, which was retained. The fair value of the U.S. aluminum extrusions business was estimated using comparable enterprise value-to-EBITDA multiples as of December 31, 2007. The total goodwill for the Aluminum Extrusions reporting unit was $17.9 million at December 31, 2007, before allocation to the Business Sold.

(d)

Reflects the proceeds received after working capital and other adjustments and transaction costs as if the Transaction had occurred on September 30, 2007. Proceeds are assumed to paydown borrowings outstanding under Tredegar’s revolving credit facility.

(e)

Reflects the removal of pension and postretirement benefit obligations for the Business Sold and the addition of a fixed obligation retained by Bon L Holdings Corporation, a subsidiary of Tredegar (the “Seller”) for pension plans of $726,000 (approximately $655,000 at present value) and the Seller’s expected cost of $500,000 for insurance associated with the Transaction.

(f)

Represents the pro forma after-tax gain from the Transaction considering the pro forma proceeds, the carrying value of assets, liabilities and direct equity items of the Business Sold and the cash income tax benefits expected to be realized as noted in (a)-(e) above. The Transaction is expected to generate capital loss carry-forwards for which realization is not likely, the possible tax benefits of which are estimated at approximately $5.4 million. Accordingly, a valuation allowance for approximately $5.4 million has been included in the pro forma financial statements so that no net deferred income tax assets associated with capital loss carry-forwards are recognized.

(g)	Reflects the removal of the revenues and expenses of the Business Sold.
(h)

Reflects the reduction of interest expense for the pro forma proceeds used to paydown long-term debt (see Note (d)). The interest rate assumed was 6.1% for the nine months ended September 30, 2007 and 5.9% in 2006, 4.5% in 2005 and 2.7% in 2004, which were the weighted average rates experienced in those periods. No interest expense reduction was assumed on the $11.4 million current income tax benefits expected (see Note (b)).

(i)	Includes income taxes accrued from operations of the Business Sold and a marginal income tax rate of 36% on pro forma interest expense adjustments.